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                                                                       EXHIBIT-2
                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT, dated as of June 28 2002 (the "AGREEMENT DATE"), is by and among SECURITY BIOMETRICS, INC., a Nevada corporation, having a place of business at Suite 1410, 1030 West Georgia Street, Vancouver, BC, Canada, V6E 2Y3 ("PURCHASER"), SBTI ACQUISITION CORPORATION, a Washington corporation and a wholly-owned subsidiary of Purchaser ("ACQUISITION SUBSIDIARY"), DATADESK TECHNOLOGIES, INC., a Washington corporation, having a place of business at 10598 Northeast Valley Road, Bainbridge Island, WA, USA, 98110 ("SELLER"), and EDINBURGH INVESTMENTS LLC, a Washington limited liability company, having a place of business at National Securities, c/o Peter Rettman, 1001 4th Avenue 2200, Seattle, WA, USA, 98154 ("LENDER").


RECITALS

     A. The Board of Directors of each of Purchaser, Acquisition Subsidiary and the Seller believe it is in the best interests of each company and their respective shareholders that Purchaser acquires the Seller through the statutory merger of the Seller with the Acquisition Subsidiary (the "MERGER") and, in furtherance thereof, have approved the Merger.



     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Seller shall be converted into the right to receive shares of common stock of the Purchaser.



     C. The parties intend for the Merger to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "CODE").



     D. Simultaneous with and as a condition to the Merger, the Board of Directors of Purchaser, and the Manager of Lender believe that it is in the best interests of each company and their respective shareholders or members, as the case may be, that Purchaser acquire substantially all of the assets of Lender on the terms and conditions provided herein.


     E. Purchaser, Acquisition Subsidiary, Seller, and Lender desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby (collectively, the "TRANSACTIONS").


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AGREEMENT

     The parties hereby agree as follows:

I.   MERGER AND ASSET PURCHASE

     1.1 The Merger - Seller. Subject to the terms and conditions set forth herein, at the Effective Time (as defined below), the Acquisition Subsidiary shall merge with and into the Seller. From and after the Closing, the separate corporate existence of the Acquisition Subsidiary shall cease and the Seller shall continue as the surviving corporation in the Merger ("SURVIVING CORPORATION"). The "EFFECTIVE TIME" shall be the time at which the Surviving Corporation has filed a certificate of merger or other appropriate documents prepared and executed in accordance with the Washington Business Corporations Act (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Washington. The Merger shall have the effects set forth in Section 23B.11.060 of the Washington Business Corporations Act.

     1.2 The Asset Purchase - Lender. Subject to the terms and conditions of this Agreement, at the Closing described in Section 1.3 of this Agreement, Lender shall sell, transfer and deliver to the Purchaser, and the Purchaser shall accept from Lender, substantially all of the assets, properties, rights and interests of Lender (the "Assets"), free and clear of any pledge, lien, encumbrance, mortgage, deed of trust, charge or other security interest. The Assets shall consist of the following:

          1.2.1 that certain secured promissory note, dated January 21, 2000, by and between Seller and Key Bank, as subsequently assigned to Lender, for $1,000,000 ("KEY BANK LOAN"), and any and all security agreements or other agreements related to the Key Bank Loan, provided, however, that certain of the personal guarantees of the Key Bank Loan will be forgiven by Lender prior to the Closing Date;

          1.2.2 that certain secured promissory note, dated February 15, 2002, by and between Seller and Jack Spitzer ("SPITZER"), as subsequently assigned by Spitzer to Lender, for $103,000 ("SPITZER LOAN" and together with the Key Bank Loan, the "LOANS"), and any and all other agreements, if any, related to the Spitzer Loan; and

          1.2.3 all cash assets owned by Lender less $10,000 ("CASH ASSETS" and together with the Loans, the "ASSETS").

     1.3 Closing. The closing of the Transactions ("CLOSING") shall take place at the offices of Cairncross & Hempelmann, P.S., in Seattle, Washington, commencing at 9:00 a.m. local time on June 28, 2002, or, if all of the conditions to the obligations of the parties to consummate the Transactions have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions set forth in Articles IX and X hereof. After the Closing, Seller and Lender, at Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Purchaser may reasonably request to effectively transfer the shares.


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     1.4  Actions at Closing. At the Closing:

          1.4.1 Seller shall deliver to Purchaser and Acquisition Subsidiary the various certificates, instruments and documents required to by delivered by Seller pursuant to Article 9;

          1.4.2 Purchaser shall deliver to Seller the various certificates, instruments, and documents required to be delivered by Purchaser pursuant to Article 10;

          1.4.3 The Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Washington;

          1.4.4 Lender shall deliver and assign to Purchaser the Assets and the various certificates, instruments and documents referred to in Section 9.5.1;

          1.4.5 Purchaser shall execute and deliver to Lender the convertible promissory note in the principal amount of $1,680,000, substantially in the form set forth on Exhibit C, and Purchaser shall further execute and deliver to Lender such other certificates, instruments and documents required to be delivered by Purchaser pursuant to Article 10;

          1.4.6 Lender shall either (a) wire, according to the payment instructions provided on Exhibit E, or (b) provide a certified check, in the an amount equal to the Cash Assets to Purchaser; and

          1.4.7 SBTI shall deliver executed stock option agreements to each of the individuals, to purchase Purchaser Common Stock in the amounts, on the vesting schedules, and at the exercise prices as provided in Exhibit O (the options subject to such stock option agreements are referred to herein as the "SBTI OPTIONS").

     1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holder of any of the following securities:

          1.5.1 Each share of Seller common stock ("SELLER COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive
                  1.3125 shares (the "CONVERSION RATIO") of Purchaser's common stock ("PURCHASER COMMON STOCK"). The Conversion Ratio shall be rounded to the nearest ten-thousandth of a decimal point. The Purchaser Common Stock issued to the Seller shareholders pursuant to the Merger shall be referred to as the "Merger Shares".

          1.5.2 The Seller Common Stock, when so converted into Purchaser Common Stock, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Purchaser Common Stock to be issued in consideration therefore upon the surrender of such certificate.


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          1.5.3   The Conversion Ratio shall be adjusted to reflect
                  appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Seller Common Stock), reorganization, recapitalization, reclassification or other like change with respect to shares of Seller Common Stock occurring on or after the Agreement Date and prior to the Effective Time. The Conversion Ratio is based on the total number of shares of Seller Common Stock issued and outstanding as of the Agreement Date as reflected on Exhibit A. In the event that the Seller issues additional shares of Seller Common Stock after the Agreement Date and prior to Closing pursuant to exercise of any Options, Warrants or Other Rights (as defined in Section 1.6 below) or otherwise (other than as contemplated by the first sentence of this Section 1.5.3), the Conversion Ratio shall be further adjusted so that the maximum number of Merger Shares issuable to holders of Seller Common Stock as a class does not exceed 11,000,000 shares of Purchaser Common Stock, plus such number of shares of Purchaser Common Stock issuable for any fractional shares pursuant to Section 1.7. The allocation schedule attached hereto and incorporated herein as Exhibit P ("ALLOCATION SCHEDULE") sets forth the total number of shares of Seller Common Stock issued and outstanding on the Agreement Date and, for each Seller shareholder, the number of shares of Purchaser Common Stock he, she or it is entitled to receive in the Merger as determined in accordance with Sections 1.4 and 1.5. The Merger Shares shall not exceed 11,000,000 shares of Purchaser Common Stock, plus such number of shares of Purchaser Common Stock issuable for any fractional shares pursuant to Section 1.7.

     1.6 Cancellation of Company Options, Warrants and Other Rights. At the Effective Time, all then outstanding options, warrants, rights convertible into capital stock, or similar rights to purchase capital stock of the Seller, whether vested or unvested (the "OPTIONS, WARRANTS AND OTHER RIGHTS"), that remain unexercised immediately prior to the Effective Time shall be automatically terminated and canceled.

     1.7 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to former Seller shareholders upon the surrender for exchange of Certificates (as defined in Section 1.9.1). In lieu of any fractional Merger Shares that would have otherwise been issued, each such fraction shall be rounded up to the nearest whole share of Purchaser Common Stock.

     1.8  Dissenters' Rights.

          1.8.1 Notwithstanding any provision of this Agreement to the contrary, any shares of Seller Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Washington


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                  law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Shares, but the holder thereof shall only be entitled to such rights as are granted by Washington Law.

          1.8.2 Notwithstanding the provisions of Section 1.8.1, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his, her or its appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the number of shares of Purchaser Common Stock, without interest thereon, upon surrender of the Certificate representing such shares.

          1.8.3 The Seller shall give Purchaser (i) prompt notice of any written demand for appraisal received by the Seller pursuant to the applicable provisions of Washington law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Seller shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

          1.8.4 Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting stockholders of the Seller pursuant to Washington Law, shall be canceled.

     1.9  Exchange of Certificates.

          1.9.1 Exchange Agent. Purchaser shall act as the exchange agent in the Merger. As soon as practicable following the Effective Time, Purchaser shall make available for exchange in accordance with this Section 1.9, through such reasonable procedures as Purchaser may adopt, the Merger Shares issuable to the Seller shareholders upon due surrender pursuant to the provisions of this Section 1.9 of certificates which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock (the "CERTIFICATES").

          1.9.2 Exchange Procedures. From and after the Effective Time, each holder of an outstanding Certificate or Certificates which represented shares of Seller Common Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Purchaser and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Purchaser Common Stock into which the shares of Seller Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Section 1.5, as set forth opposite the surrendering holder's name on the


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                  Allocations Schedule. All Certificates so surrendered shall forthwith be canceled. From and after the Effective Time, until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed for all corporate purposes to evidence ownership of the number of shares of Purchaser Common Stock into which the shares of Seller Common Stock represented by such Certificate have been converted, and shall, subject to applicable dissenters' rights under Washington Law, have no other rights.

          1.9.3 No Further Ownership Rights in Seller Common Stock. The shares of Purchaser Common Stock delivered upon the surrender for exchange of Certificates representing shares of Seller Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Seller Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Seller Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Purchaser, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.9, provided that the presenting holder is listed on the Allocations Schedule as a holder of Seller Common Stock entitled to exchange his, her or its shares hereunder.

          1.9.4 Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Purchaser Series A Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Purchaser Series A Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, Purchaser shall deliver to the record holder thereof, without interest, certificates representing whole shares of Purchaser Series A Preferred Stock along with the amount of any dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Purchaser Series A Preferred Stock.

          1.9.5 Securities Act Compliance. The certificates for the shares of Purchaser Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

          1.9.6 Lost, Stolen or Destroyed Certificates. In the event that any Certificates evidencing shares of Seller Common Stock shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the


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                  holder thereof, the shares of Purchaser Common Stock issuable in exchange therefor pursuant to the provision of Section 1.9.

          1.9.7   No Liability. Notwithstanding anything to the contrary in this
                  Section 1.9, no party hereto shall be liable to a holder of shares of Purchaser Common Stock or Seller Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.10 Surviving Corporation - Articles of Incorporation and Bylaws, Directors and Officers.


          1.10.1 The Articles of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Articles of Incorporation of the Acquisition Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to "Datadesk Technologies, Inc." and (2) the identity of the incorporator shall be deleted.

          1.10.2 The Bylaws of the Surviving Corporation immediately following the Effective Time shall be the same as the Bylaws of the Acquisition Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to "Datadesk Technologies, Inc.".

          1.10.3 The directors and officers of the Surviving Corporation immediately following the Effective Time shall be the same as the directors and officers in office of the Acquisition Subsidiary immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     1.11 No Further Rights. From and after the Effective Time, no shares of Seller Common Stock that were issued and outstanding immediately prior to the Effective Time shall be deemed to be outstanding, and holders of certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.12 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Seller shall be closed and no transfer of shares of Seller Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Seller Common Stock are presented to Purchaser, the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for shares of Purchaser Common Stock in accordance with Section 1.9.

     1.13 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Seller or the Acquisition Subsidiary, in order to consummate the transactions contemplated by this Agreement.


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     1.14 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368(a) of the United States Income Tax Regulations.

II. REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as disclosed on any exhibit attached hereto, and incorporated herein, the Seller represents and warrants that:


     2.1  Organization and Corporate Power.

          2.1.1 Seller has, or at Closing will have, all the requisite corporate power and authority as required and all material licenses, permits and authorizations necessary to complete the Transactions.

          2.1.2 A list of Seller's shareholder is provided on Exhibit B, and Seller agrees not to issue any additional shares after the Agreement Date other than those disclosed on Exhibit B.

          2.1.3 Seller is a corporation duly incorporated and validly existing and in good standing under the laws of Washington.

          2.1.4 Seller has all requisite corporate power and authority to carry on its business as currently conducted.

     2.2 Assets and Related Matters. As of the Agreement Date, other than in the ordinary course of business, to the best of Seller's knowledge,

          2.2.1 other than licenses with third parties entered in the ordinary course of business, no intellectual property owned at any time by Seller has been sold or otherwise transferred to any person or entity;

          2.2.2 the Seller has not agreed, orally or in writing, to dispose of its assets, nor does the Seller have any outstanding options or rights to dispose or otherwise sell its assets;

          2.2.3 subject to the items disclosed and the payments to be made by Lender as disclosed in Exhibit D, and subject to the terms of this Agreement, Seller holds good and marketable title to the assets, free and clear of all security interest, liens encumbrances, or other restrictions or claims;

          2.2.4 the assets of the Seller are described and listed on Exhibit F; and

          2.2.5 the receivables of the Seller are described and listed on Exhibit Q.


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     2.3  Conduct of Business; Liabilities. To the best of Seller's knowledge, other than the obligations to be paid by the Lender as described on Exhibit D, the execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under:

          2.3.1 any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which Seller has been pledged as security; or

          2.3.2 any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely affect the Transactions.

     2.4 No Undisclosed Liabilities. All of the material liabilities of the Seller including all known contingent liabilities or obligations are include on Exhibit G.

     2.5 Absence of Certain Changes. Except as contemplated or permitted by this Agreement, after the Agreement Date and through Closing, there has not been:

          2.5.1   Any material adverse changes in the Seller; or

          2.5.2 Any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the Seller; or

          2.5.3 Any sale or transfer of Assets including any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien or encumbrance on any asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory; or

          2.5.4 Any material transaction involving equity of the Seller, borrowings by the Seller, dealings with insiders of the Seller; or

          2.5.5 The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability through the sale or disposition of Assets; or

          2.5.6   Any agreement to do any of the foregoing.

     2.6 Title and Related Matters; No Declaration of Dividends. Other than as disclosed on exhibits hereto, including without limitation Exhibit D, Seller has good and marketable title to all of its assets including property, real and personal, and other assets, free and clear of all security interests, mortgages, liens, pledges, charges, claims or encumbrances of any kind or character. To the best of the Seller's


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          knowledge, there has never been any declaration of any dividends which involved the distribution of cash, other assets or shares.

     2.7 Litigation. Other than as disclosed on exhibits hereto, including without limitation Exhibit G, there are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the knowledge of Seller, assertible or overtly threatened against the Seller, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality. Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the knowledge of Seller, any governmental investigations or inquiries; and to the best of the knowledge of Seller, there is no basis for any of the foregoing.

     2.8 Patents, Trade Marks, Copyrights, etc. With respect to all intellectual property included in Exhibit F, all reports, returns, statements (including, without limitation, estimated reports, returns or statements), and other similar filings required to be filed on or before Closing by Seller (the "REPORTS") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Reports are required to be filed, and all such Reports correctly reflect the current status of the Seller.

     2.9 Compliance with Laws. To the best of the knowledge of Seller, the Seller is, in the conduct of its business, in substantial compliance with all applicable laws, statutes, ordinances, regulations, orders, judgments or decrees, the enforcement of which, if Seller was not in compliance therewith, would have a materially adverse effect on the ability of Seller to consummate the Transactions. To the best of the knowledge of Seller, Seller has not received any notice of any asserted present or past failure by Seller to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees which may affect the ability of the parties to consummate the Closing.

     2.10 No Brokers. Other than compensation payable to certain consultants and attorneys as provided in Exhibit D, there are no, and neither will there be, claims for brokerage commissions, finders' fees, or similar compensation in connection with the Agreement.

     2.11 Contractors and Labor Relations Matters.

          2.11.1 To the best of the knowledge of Seller, no executive or key contractor of Seller or any group of contractors of the Seller has any plans to terminate employment with Seller;

          2.11.2 No questions concerning union representation have been raised or, to the best of the knowledge of Seller, are threatened with respect to contractors of Seller;

          2.11.3 To the best of the knowledge of Seller, no contractors of Seller are subject


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

                  to non-competition, nondisclosure, confidentiality, employment, consulting or similar agreements with persons relating to the present business activities of the Seller.


     2.12 Disclosure. To the best of the knowledge of Seller, neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Purchaser by or on behalf of Seller with respect to the Transactions contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

     2.13 Power of Attorney. No material power of attorney or similar authorization given by Seller is presently in effect.

     2.14 No Conflict with Buy-Sell. To the best of Seller's knowledge, the transaction contemplated hereunder does not conflict with any buy-sell agreement or such other similar agreement executed by the parties.

     2.15 Personnel. Exhibit H sets forth a true and complete list of:

          2.15.1 The names, titles and current salaries of all employees and consultants of Seller;

          2.15.2 The salary and wage rates (or ranges, if applicable) of all employees and consultants of Seller;

          2.15.3 All scheduled or contemplated increases in compensation or bonuses; and

          2.15.4  All scheduled or contemplated contractor promotions.

     2.16 Patents, Trademarks, Trade Names, etc. Exhibit F includes an accurate and complete list of all patents, trademarks, trade names, service marks, and copyrights, and all applications therefore, presently owned or held subject to license by Seller and, to the best of the knowledge of Seller, the use thereof by Seller does not materially infringe on any patents, trademarks, or copyrights or of any other rights of any person. To the best of the knowledge of Seller, Seller has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights or confidential information.

     2.17 Purchase Price. Notwithstanding the registration rights granted herein, the Seller understands that the Merger Shares issued in connection with the Merger cannot be resold in a transaction to which the 1933 Act and state securities laws apply unless (i) subsequently registered under the 1933 Act and applicable state securities laws or
          (ii) exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act, which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.


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III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement to Seller and Lender to enter into this Agreement, the Purchaser hereby represents and warrants to Seller, Seller's shareholders and the Lender as follows:

     3.1 Organization; Power. Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     3.2 Authorization. The execution, delivery, and performance by Purchaser, including without limitation the execution, deliver, and performance by Ken Barr, President of Purchaser, on the behalf of Purchaser, of this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement and each other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

     3.3 No Conflict with Other Instruments or Agreements. The execution, delivery and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Purchaser is a party or by which Purchaser is bound.

     3.4 Governmental Authorities. (i) Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the Transactions and (ii) no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Purchaser or any affiliate in connection with Purchaser's execution, delivery and performance of this Agreement and the consummation of the Transactions.


     3.5 Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the knowledge of Purchaser, threatened against Purchaser or its properties, assets, operations or businesses that might delay, prevent or hinder the consummation of this purchase.

     3.6  Investment Representations.

          3.6.1 Purchaser is acquiring the shares of Seller for its own account for purposes of investment and without expectation, desire or need for resale and not with the view toward distribution, resale, subdivision or fractionalization of the shares.

          3.6.2 During the course of the negotiation of this Agreement, and until Close, the Purchaser has reviewed all information provided to it by Seller and has had the opportunity to ask questions of and receive answers from representatives of Seller concerning Seller, the securities offered and sold hereby, and this purchase and to obtain certain additional information requested by Purchaser. Purchaser has had access to all of the books and records of Seller, to audited and unaudited statements, to personnel of Seller familiar with its financial and operational issues and to bankers and accountant familiar with Seller and its operations.

          3.6.3 Purchaser understands that the shares cannot be resold in a transaction to which the 1933 Act and state securities laws apply unless (i) subsequently registered under the 1933 Act and applicable state securities laws or (ii) exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

          3.6.4 Purchaser understands that no public market now exists for the shares and that it is uncertain that a public market will ever exist for the shares.

     3.7 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with this purchase based on any arrangement or agreement entered into by Purchaser and binding upon any of the parties hereto.


     3.8 Capitalization. The authorized capital stock of the Purchaser consists of 300,000,000 shares of Purchaser Common Stock, of which, as of the Agreement Date, 94,193,325 shares were issued and outstanding. Additionally, Purchaser intends to issue up to an additional 9,450,000 shares of Purchaser Common Stock, not in connection with the Merger, on Friday, June 28 or Monday, July 1, 2002. Additionally, there are outstanding options, warrants and other rights to purchase stock representing the right to acquire 12,200,000 shares of Purchaser Common Stock. All of the issued and outstanding shares of Purchaser Common Stock were issued in compliance with applicable federal and state securities laws.

     3.9 SEC Reports and Financials. To the best of the Purchaser's knowledge, all reports filed by the Purchaser under the Securities Exchange Act with the SEC (such reports are collectively referred to herein as the "PURCHASER REPORTS"), including without limitation any financial information included therein, constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC through the Agreement Date. The Purchaser Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Purchaser Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.10 Absence of Material Adverse Change. Other than as disclosed by Purchaser to Seller and Lender prior to the Closing Date, since March 31, 2002, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a material adverse effect on Purchaser.

     3.11 Purchaser Option Plan; SBTI Options. Purchaser has a stock option plan ("OPTION PLAN"), which has been duly adopted by the Purchaser's board of directors and which will be presented to the shareholders for their approval at the next shareholders meeting. Purchaser has reserved for sale and issuance an appropriate number of shares of Purchaser Common Stock for sale and issuance upon exercise of the SBTI Options. The SBTI Options and the shares of Purchaser Common Stock underlying the SBTI Options qualify for exemption or have been registered under the blue sky laws in the various states which require such exemption or registration. Upon exercise of the SBTI Options, and upon payment of the exercise price therefore, Purchaser shall issue stock certificates representing the shares of Purchaser Common Stock and all such shares, when issued in accordance with the terms of the Option Plan, shall be validly issued, fully paid, and nonassessable. The grant of the SBTI Options to the individuals and on the terms provided on Exhibit O, and the execution, delivery, and performance by the Purchaser of the stock option agreements evidencing the SBTI Options, have been duly and validly authorized by all necessary action of Purchaser, and such stock option agreements evidencing the SBTI Options, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

IV.  REPRESENTATIONS AND WARRANTIES OF LENDER

As a material inducement to Purchaser to enter into this Agreement the Lender hereby represents and warrants to Purchaser:

     4.1 Lender Ownership. The owners of the Lender may or may not also be shareholders of the Seller.

     4.2 Organization; Power. Lender is a limited liability company duly incorporated and validly existing under the laws of the State of Washington, and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

     4.3 Authorization. The execution, delivery, and performance by the Lender of this Agreement and all other agreements contemplated hereby to which Lender is a party have been duly and validly authorized by all necessary action of Lender, and this Agreement and each other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of Lender enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

     4.4 No Conflict with Other Instruments or Agreements. The execution, delivery and performance by Lender of this Agreement and all other agreements contemplated hereby to which Lender is a party will not result in a breach or violation of, or constitute a default under, its Limited Liability Company Operating Agreement or any material agreement to which Lender is a party or by which Lender is bound.

V.   CONDUCT OF SELLER'S BUSINESS PENDING THE CLOSING

From the Agreement Date until the Closing, and except as otherwise consented to or approved by Purchaser in writing, Seller covenants and agrees with Purchaser as follows and covenants and agrees with Purchaser that Seller will not take any action (or cause any action to be taken) which will create a conflict with any of the following:

     5.1 Regular Course of Business. Seller will operate its business in accordance with the reasonable judgment of its management, diligently and in good faith, consistent with past management practices, and Seller will continue to use its reasonable efforts to keep available the services of present officers and contractors (other than planned retirements) and to preserve its present relationships with persons having business dealings with it.

     5.2 Distributions. Seller will not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock.

     5.3 Capital Changes. Except as provided in Exhibit B, Seller will not issue any shares of its stock, or issue or sell any securities convertible into or exchangeable for its stock, or options, warrants to purchase, or rights to subscribe to any shares of its stock, or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel or redeem any such shares, except as may be required by the terms of this Agreement.

     5.4 Assets. The assets, property and rights now owned by Seller will be used, preserved and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property and rights are on the Agreement Date, ordinary wear and tear excepted, and no unusual or novel methods of manufacture, purchase, sale, management or operation of said properties or business or accumulation or valuation of inventory will be made or instituted.

     5.5 Insurance. Seller will keep or cause to be kept in effect and undiminished any insurance in effect on the Agreement Date on its various properties and assets.

     5.6 Contractors. Seller will not grant to any contractor any promotion, any increase in compensation or any bonus or other award other than promotions, increases or awards that are regularly scheduled in the ordinary course of business or contemplated on the Agreement Date.

     5.7 No Violations. Seller will comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to it in the ordinary course of business.

     5.8 Public Announcements. No press release or other announcement to the contractors, customers or suppliers of Seller related to this Agreement or this purchase will be issued without the joint approval of the parties, unless required by law, in which case Purchaser and Seller will consult with each other regarding the announcement.

VI.  COVENANTS OF SELLER

Seller covenants and agrees with Purchaser as follows:


     6.1 Satisfaction of Conditions. Seller will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing set forth in Section 9 and any necessary consents or waivers under or amendments to agreements by which Seller is bound.

     6.2 Supplements to Appendices. From time to time prior to Closing, Lender, and Seller will promptly supplement or amend the Exhibits with respect to any matter hereafter arising that, if existing or occurring at the Agreement Date, would have been required to be set forth or described in any Exhibit and will promptly notify Purchaser of any breach by either of them that either of them discovers of any representation, warranty or covenant contained in this Agreement. No supplement or amendment of any Exhibit made pursuant to this section will be deemed to cure any breach of any representation or warranty made in this Agreement unless Purchaser specifically agrees thereto in writing; provided, however, that if this purchase is closed, Purchaser will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Exhibit of which it shall have been notified pursuant to this Section.

     6.3 No Solicitation. Until the Closing or termination pursuant to Section 11 of this Agreement, Seller shall not, directly or indirectly, encourage, solicit, initiate or enter into any discussions or negotiations concerning any disposition of any of the capital stock or all or substantially all of the assets of Seller (other than pursuant to this Agreement), or any proposal therefore, or furnish or cause to be furnished any information concerning Seller to any party in connection with any transaction involving the acquisition of the capital stock or assets of Seller by any person other than Purchaser. Lender or Seller will promptly inform Purchaser of any inquiry (including the terms thereof and the person making such inquiry) received by any responsible officer or director Seller after the date hereof and believed by such person to be a bona fide, serious inquiry relating to any such proposal.


     6.4 Action after the Closing. Upon the reasonable request of any party hereto after Closing, any other party will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the Transactions. These include, by way of illustration and not by way of limitation, the following:

          6.4.1 Various conditions relating to filing, payment and collecting of refunds relating to taxes;

          6.4.2 Resignations of each of the officers and directors of Seller, unless requested otherwise by Purchaser;

          6.4.3 Provisions relating to the delivery of corporate books and records;

          6.4.4 Provisions relating to treatment of confidential, proprietary information obtained in the acquisition process; and

          6.4.5 Non-interference by Lender or Seller with the post-closing relationships between Purchaser and its vendors, suppliers, customers and contractors.

VII. COVENANTS OF PURCHASER

Purchaser covenants and agrees with Seller and Lender as follows:

     7.1 Consummation of Transactions. Purchaser agrees to use its best efforts to cause the consummation of the Transactions in accordance with the terms and conditions of this Agreement.

     7.2 Retention of Records. Purchaser shall retain all books and records of Seller which Purchaser receives from Seller for a period of seven (7) years from the date of generation thereof or for a period of seven (7) years after Closing, whichever occurs earlier. After the Closing, Seller and its representatives shall have reasonable access to all such books and records during normal business hours for the following purposes: (i) tax or other regulatory purposes; or (ii) for the purpose of identifying and photocopying documents related to litigation or administrative matters to which Seller must respond, either formally or informally.

     7.3 Piggy back Rights. If (but without any obligation to do so) the Purchaser proposes to register (including for this purpose a registration effected by the Company for other Purchaser shareholders) any of its stock under the Securities Act of 1933 in connection with the public offering of such securities, the Purchaser shall, at such time, cause to be registered all of the shares issued in connection with this Agreement. If no registration occurs prior to June 30, 2003, the Purchaser agrees to assist the former Seller shareholders remove all legends restricting the re-selling of their shares of the Purchaser.

     7.4 Enforcement of Guarantees. Purchaser acknowledges that as of the Agreement Date, Seller is in default on the Key Bank Loan for failing to pay the Key Bank Loan by its maturity date. If Seller remains in default under the Key Bank Loan, Purchaser shall use its reasonable efforts to enforce any personal guarantees on the Key Bank Loan assigned to Purchaser by Lender. If, after 90 days following the Closing Date, such guarantees have not been paid in full or satisfied, Purchaser shall immediately transfer all right and title in and to the guarantees to the Lender, who shall have the right to take any lawful action on the behalf of Purchaser to pursue collection.

VIII. COVENANTS OF LENDER

Lender covenants and agrees with Purchaser as follows:


     8.1 Consummation of Agreement. Lender agrees to use its best efforts to cause the consummation of the Transactions in accordance with the terms and conditions of this Agreement.

IX.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

Each and every obligation of Purchaser under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     9.1  Representations and Warranties; Performance.

          9.1.1 Each of the Representations and warranties made by Seller will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; Seller will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to Closing; and Purchaser will have received, at the Closing, a certificate of Seller in the form of Exhibit I, signed by the President of Seller, stating that each of the representations and warranties made by Seller herein is true and correct in all material respects as of the Closing, except for changes contemplated, permitted or required by this Agreement, and that the Seller has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

          9.1.2 Seller will have obtained all consents, releases and permissions which may be necessary for the consummation of the Transactions.

          9.1.3 Each of the Representations and warranties made by Lender will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; Lender will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to Closing; and Purchaser will have received, at the Closing, a certificate of Lender in the form of Exhibit M, signed by the manager of Lender, stating that each of the representations and warranties made by Lender herein is true and correct in all material respects as of the Closing, except for changes contemplated, permitted or required by this Agreement, and that the Lender has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     9.2 Litigation. No material action, suit or proceeding before any court, governmental or regulatory authority will have been threatened or commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit or proceeding will be threatened at the time of Closing against Seller or Purchaser or any of their affiliates, associates, officers or directors, seeking to restrain, prevent or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

     9.3 Material Change. From the Agreement Date to the Closing, Seller shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Exhibit to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

     9.4  Seller's Corporate Action. Seller will have furnished to Purchaser:

          9.4.1 The Articles of Incorporation and all amendments thereto and restatements thereof of Seller certified by the official having custody over corporate records in the jurisdiction of incorporation of the corporation in question;

          9.4.2 The current Bylaws and minutes of all meetings and consents of shareholders and directors of Seller;

          9.4.3 Each certificate of qualification to do business as a Washington corporation of Seller;

          9.4.4   All known existing stock transaction records of Seller; and

          9.4.5 A certificate of the Secretary or Assistant Secretary of Seller, attached hereto as Exhibit J, as to the accuracy, currency and completeness of each of the above documents, the incumbency and signatures of officers of Seller, the absence of any amendment to the Articles of Incorporation of Seller and the absence of any proceeding for dissolution or liquidation of Seller.

     9.5  Lender's Corporate Action. Lender will have furnished to Purchaser:

          9.5.1 A certificate of the manager of Lender, attached hereto as Exhibit N, as to the accuracy, currency and completeness of each of the above documents, the incumbency and signatures of officers of Lender and the absence of any proceeding for dissolution or liquidation of Lender.

X.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER AND LENDER

Each and every obligation of Seller and Lender under this Agreement is subject to the satisfaction, at or before Closing, of each of the following conditions:

     10.1 Representations and Warranties; Performance. Each of the Representations and warranties made by Purchaser will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; Purchaser will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to Closing; and each of Seller and Lender will have received, at the Closing, a certificate of Purchaser in the form of Exhibit K, signed by the President or other authorized agent of Purchaser, stating that each of the representations and warranties made by Purchaser herein is true and correct in all material respects as of the Closing, except for changes contemplated, permitted or required by this Agreement, and that Purchaser has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     10.2 Litigation. No material action, suit or proceeding before any court (other than suits seeking monetary damages only and in the aggregate sum of less than $10,000), governmental or regulatory authority will have been threatened or commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit or proceeding will be threatened at the time of Closing against Acquisition Subsidiary or Purchaser or any of their affiliates, associates, officers or directors, seeking to restrain, prevent or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

     10.3 Corporate Action. Purchaser will have furnished to each of Seller and Lender a copy, certified by the Secretary or Assistant Secretary of Purchaser, of the resolutions of Purchaser authorizing the execution, delivery and performance of this Agreement, together with a certificate of the Secretary or Assistant Secretary of Purchaser, attached hereto as Exhibit L, as to the accuracy, currency and completeness of such resolutions, the incumbency and signatures of officers of Purchaser, and the absence of any proceeding for dissolution or liquidation of Purchaser.

     10.4 Material Change. From the Agreement Date to the Closing, Purchaser shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Exhibit to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

XI.  TERMINATION

     11.1 Termination for Cause. If, pursuant to the provisions of Sections 9, 10, or 11 of this Agreement, Lender, Seller or Purchaser is not obligated at the Closing to consummate this Agreement, then the party who is not so obligated may terminate this Agreement.

     11.2 Termination without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Lender, Purchaser, Acquisition Subsidiary and Seller.

     11.3 Termination Procedure. Any party having the right to terminate this Agreement due to a failure of a condition precedent contained in Sections 9, 10, or 11 hereto may terminate this Agreement prior to Closing by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party.

XII. INDEMNIFICATION

     12.1 Seller's Indemnity. Subject to the terms of this Section, Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (Damages) asserted against or incurred by Purchaser by reason of or resulting from a breach by Seller or Lender of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

     12.2 Limitations on Seller's Indemnification Obligations.

          12.2.1 Purchaser and its successors and permitted assigns shall not be entitled to indemnification under this Section unless a claim has been asserted by written notice delivered to Seller on or prior to the twenty four (24) month anniversary of the Closing, specifying the details of such alleged breach.

          12.2.2 Seller shall have no indemnification obligation under this Section unless and until the aggregate amount recoverable against Seller exceeds $50,000, in which event Seller shall be responsible for all amounts recoverable in excess of said $50,000 aggregate amount.

     12.3 Purchaser's Indemnity. Subject to the terms of this Section, Purchaser hereby agrees to indemnify, defend and hold harmless Seller and Lender and their managers, officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (Damages) asserted against or incurred by Seller or Lender by reason of or resulting from a breach by Purchaser of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

     12.4 Conditions of Indemnification. The respective obligations and liabilities of Seller, Lender, and Purchaser (Indemnifying Party) to the other (Party to be Indemnified) under Sections 12.1, 12.2 and 12.3 hereof, with respect to claims resulting from the assertion of liability by third parties, shall be subject to the following terms and conditions:

          12.4.1 Within Sixty (60) days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of any legal action evidenced by service of process or other legal pleading, the Party To Be Indemnified shall give the Indemnifying Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Party To Be Indemnified may participate in the defense with counsel of its own choice and at its own expense. For all other claims or demands not the subject of court or regulatory authority or process, the Party To Be Indemnified shall give the Indemnifying Party written notice thereof together with a copy of any claim or demand within (10) days after receipt of the claim or demand. The Indemnifying Party shall then have the right to respond and undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Party to Be Indemnified may participate in the response and the defense of the claim or demand with counsel of its own choice and at its own expense.


          12.4.2 In the event that the Indemnifying Party, by the Seventh (7th) day after receipt of notice of any legal action (or, if an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such legal action, the Party To Be Indemnified will (upon further notice to the

                  Indemnifying Party) have the right to undertake the defense, compromise or settlement of such legal action on behalf of and for the account to the right of the Indemnifying Party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof. For all other claims not the subject of court or regulatory authority or process, if the Indemnifying Party, by the Tenth (10th) day after receipt of notice of the claim or demand does not elect to defend against such claim or demand, or within Ten (10) days and not prejudiced by lack of notice of entry of default judgment, the Party To Be Indemnified will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such legal action on behalf of and for the account to the right of the Indemnifying Party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

          12.4.3 Anything in this Section to the contrary notwithstanding, the Indemnifying Party shall not settle any claim without the consent of the Party To Be Indemnified unless such settlement involves only the payment of money and the claimant provides to the Party To Be Indemnified a release, in a form acceptable to the Party To Be Indemnified, from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the Indemnifying Party shall not settle the claim without the prior consent of the Party to Be Indemnified, which consent shall not be unreasonably withheld.

          12.4.4 The Party to Be Indemnified and the Indemnifying Party will each cooperate with all reasonable requests of the other.

          12.4.5 Anything in this Section to the contrary notwithstanding, the failure of the Party To Be Indemnified to give notice as required shall not void the right if indemnity unless the failure to notify materially prejudices the Indemnifying Party. For the purposes of this Section, the entry of a default judgment constitutes material prejudice.

     12.5 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

XIII. MISCELLANEOUS PROVISIONS

     13.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Purchaser, Seller, Acquisition Subsidiary and Lender.

     13.2 Waiver of Compliance; Consents.

          13.2.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppels with respect to, any subsequent or other failure.

          13.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

     13.3 Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

          13.3.1 If to Purchaser, to: Suite #1410 - 1030 West Georgia Street, Vancouver, BC Canada, V6E 3Y2, Fax 604-609-7715

          13.3.2 If to Seller, to: 10598 Northeast Valley Road, Bainbridge Island, Washington, USA, 98110 Fax 206-842-9219 with a copy to Mr. Robert Seidel, Cairncross & Hempelmann, P.S., 254 Second Ave. Ste. 500, Seattle, WA 98104.

          13.3.3 If to Lender, to: Peter Rettman, National Securities, 1001 4th Avenue 2200, Seattle, WA, USA.

     13.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     13.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     13.6 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     13.7 Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the substantially prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     13.8 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

     13.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     13.10 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

     13.11 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

     13.12 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     13.13 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     13.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     13.15 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

     13.16 Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, and information relating to personnel contracts, stock ownership, liabilities and litigation.

     13.17 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except as set forth in the Escrow Agreement.

     13.18 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     13.19 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

     13.20 Continuing Nature. All representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years and, if applicable, all covenants, which, according to their terms are to be performed after the execution of this Agreement, shall survive the Closing for a period of two (2) years.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER.]


DATED as of the Agreement Date above first written.


PURCHASER:


     SECURITY BIOMETRICS, INC.

     A Nevada corporation



     By: __________________________________
         Ken Barr, President



SELLER:


     DATADESK TECHNOLOGIES, INC.

     A Washington corporation




     By: __________________________________
         Robert Solomon, President



LENDER:


     EDINBURGH INVESTMENTS LLC

     A Washington limited liability company




     By: __________________________________
         Peter Rettman, Managing Member

                                   EXHIBIT "A"



     CERTIFICATION OF THE ISSUED AND OUTSTANDING SHARES OF DATADESK TECHNOLOGIES INC.


AUTHORIZED CAPITAL:             10,000,000 common shares

                                5,000,000 preferred shares

                                0 other



ISSUED AND OUTSTANDING CAPITAL: 8,380,626 common shares

                                0 preferred shares

                                0 other


Explanation of share subscriptions received and shares to be issued between Agreement Date and Close:



The issued and outstanding capital listed in this Exhibit A includes 100,000 shares issued to A. Frye, 65,000 shares issued to P. Rettman, 32,500 shares issued to C. Ericksen, and 75,000 shares issued to W. Frankel, pursuant to the exercise by each of these individuals of their stock options prior to the Closing Date under their respective stock option agreements and the Seller's stock option plan.

                                  EXHIBIT "B"

               LIST OF SHAREHOLDERS OF DATADESK TECHNOLOGIES INC.


----------------------------------------------------------------------------------------------------
NAME                                                 # OF SHARES HELD           CLASS OF SHARES HELD
----------------------------------------------------------------------------------------------------

Add2Ventures, LLC                                              17,364           Common stock
----------------------------------------------------------------------------------------------------
Alhadeff, N. Jack                                              25,000           Common stock
----------------------------------------------------------------------------------------------------
Bailey, Eric                                                   25,000           Common stock
----------------------------------------------------------------------------------------------------
Barber, Fred                                                   25,000           Common stock
----------------------------------------------------------------------------------------------------
Barrat, Steven B. and Hedy E., JTWROS                          25,000           Common stock
----------------------------------------------------------------------------------------------------
Bauer, Alan L.                                                 50,000           Common stock
----------------------------------------------------------------------------------------------------
Berman, Stanley                                                50,000           Common stock
[issued to: B'Nai B'rith Foundation of U.S.]
----------------------------------------------------------------------------------------------------
Breyer, Janice K.                                              85,000           Common stock
----------------------------------------------------------------------------------------------------
Burg, William                                                  40,000           Common stock
----------------------------------------------------------------------------------------------------
Campbell, Joe M.                                              200,000           Common stock
----------------------------------------------------------------------------------------------------
Cancro, Robert H. and Jane I., JTWROS                          54,000           Common stock
----------------------------------------------------------------------------------------------------
Carelton, William                                                 940           Common stock
----------------------------------------------------------------------------------------------------
Cerretti, Doug                                                 20,000           Common stock
----------------------------------------------------------------------------------------------------
Cohen, Michael                                                 25,000           Common stock
[issued to: DeCastro, West & Chodorow, Inc.]
----------------------------------------------------------------------------------------------------
Davis, Paul                                                    15,000           Common stock
----------------------------------------------------------------------------------------------------
Epstein, Edward                                                70,000           Common stock
[issued to: Edward Epstein DDS, PS Profit
Sharing Plan & Trust]
----------------------------------------------------------------------------------------------------
Ericksen, Christian                                           130,000           Common stock
----------------------------------------------------------------------------------------------------
Erlitz, Joel S.                                                45,000           Common stock
----------------------------------------------------------------------------------------------------
Fairbrother                                                    20,000           Common stock
----------------------------------------------------------------------------------------------------
Frankel, William                                              156,250           Common stock
----------------------------------------------------------------------------------------------------
Frye, Andre                                                   100,000           Common stock
----------------------------------------------------------------------------------------------------
Garrow, Janet E.                                                  868           Common stock
----------------------------------------------------------------------------------------------------
Grashin, David and Deborah, JTWROS                             25,000           Common stock
----------------------------------------------------------------------------------------------------
Holm, Paul                                                     25,000           Common stock
----------------------------------------------------------------------------------------------------
Hsu, Tony                                                      50,000           Common stock
----------------------------------------------------------------------------------------------------
Kusnick, Gregory and Karen Gustafson                          550,000           Common stock
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
NAME                                                 # OF SHARES HELD           CLASS OF SHARES HELD
----------------------------------------------------------------------------------------------------

Landon, John Drew                                              25,000           Common stock
----------------------------------------------------------------------------------------------------
Lowney, Gregory C. and Mary Anne K. Snyder,                   630,000           Common stock
JTWROS
----------------------------------------------------------------------------------------------------
McCormick, Robert                                              97,500           Common stock
----------------------------------------------------------------------------------------------------
Merlino, Gary                                                  50,000           Common stock
----------------------------------------------------------------------------------------------------
Merlino, Donald J.                                             50,000           Common stock
----------------------------------------------------------------------------------------------------
Moeller, Mark M. and Melissa M.                                25,000           Common stock
----------------------------------------------------------------------------------------------------
Mohler, George and Marion, JTWROS                              25,000           Common stock
----------------------------------------------------------------------------------------------------
Murphy, William J.                                                828           Common stock
----------------------------------------------------------------------------------------------------
Nemitz, Jeffrey J. and Marsh J., Joint Tenants                 30,000           Common stock
----------------------------------------------------------------------------------------------------
Nusser, Dennis                                                 20,000           Common stock
[issued to: Dennis Nusser IRA, National
Securities C/F]
----------------------------------------------------------------------------------------------------
Nusser, Margaret                                               20,000           Common stock
[issued to: Margaret Nusser IRA, National
Securities C/F]
----------------------------------------------------------------------------------------------------
Padgett, Charles A.                                            15,000           Common stock
[issued to: Charles A. Padgett, Jr. Revocable
Trust]
----------------------------------------------------------------------------------------------------
Pivot                                                          29,126           Common stock
----------------------------------------------------------------------------------------------------
Polack, James, as his separate estate                          50,000           Common stock
----------------------------------------------------------------------------------------------------
Quinn-Bryan                                                    12,000           Common stock
----------------------------------------------------------------------------------------------------
Reich, Arnold                                                  15,000           Common stock
----------------------------------------------------------------------------------------------------
Rettman, Peter                                              1,007,500           Common stock
----------------------------------------------------------------------------------------------------
Ringgenberg, Robert L.                                        160,000           Common stock
[- 125,000 shares issued to: Robert L.
Ringgenberg
- 35,000 shares issued to: Ringgenberg
Investments, LP]
----------------------------------------------------------------------------------------------------
Rips, Bruce Philip                                             12,500           Common stock
----------------------------------------------------------------------------------------------------
Robin, Joseph                                                  35,000           Common stock
----------------------------------------------------------------------------------------------------
Rosencrantz, David R.                                         355,000           Common stock
[- 330,000 shares issued to: David R.
Rosencrantz
- 25,000 shares issued to: David Rosencrantz
IRA, National Securities Corporation,
Custodian]
----------------------------------------------------------------------------------------------------
Rubin, Elihu                                                   25,000           Common stock
----------------------------------------------------------------------------------------------------
Schwartz, William A.                                           50,000           Common stock
[issued to:  National Securities Cp. C/F
William A. Schwartz IRA]
----------------------------------------------------------------------------------------------------
Seligmann, Eugene                                              50,000           Common stock
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
NAME                                                 # OF SHARES HELD           CLASS OF SHARES HELD
----------------------------------------------------------------------------------------------------
Selipsky, Herbert                                             200,000           Common stock
----------------------------------------------------------------------------------------------------
Shawley, Steve                                                  5,000           Common stock
----------------------------------------------------------------------------------------------------
Sheehan, Michael                                               20,000           Common stock
----------------------------------------------------------------------------------------------------
Smith Brown & Co.                                              25,000           Common stock
----------------------------------------------------------------------------------------------------
Soldano, Michael                                               50,000           Common stock
----------------------------------------------------------------------------------------------------
Solomon, Robert L.                                          2,474,250           Common stock
----------------------------------------------------------------------------------------------------
Spitzer, Jack J.                                              210,000           Common stock
----------------------------------------------------------------------------------------------------
Spitzer, Robert B.                                             25,000           Common stock
----------------------------------------------------------------------------------------------------
Spitzer Family Foundation                                      50,000           Common stock
----------------------------------------------------------------------------------------------------
Struss, Wolfgang                                              435,000           Common stock
----------------------------------------------------------------------------------------------------
Talley, Audrey R.                                              12,500           Common stock
----------------------------------------------------------------------------------------------------
Thompson, David W.                                            135,000           Common stock
[- 100,00 shares issued to: National
Securities c/f David Thompson SEP IRA
- 35,000 shares issued to: David W. Thompson]
----------------------------------------------------------------------------------------------------
Veal, Rory                                                     20,000           Common stock
----------------------------------------------------------------------------------------------------
Weiss, Renee (Trust U/W)                                       50,000           Common stock
----------------------------------------------------------------------------------------------------
Weiss, Peter                                                   25,000           Common stock
----------------------------------------------------------------------------------------------------
Willner, Andrew                                                25,000           Common stock
----------------------------------------------------------------------------------------------------
     Total Issued and outstanding by
     class of share                                         8,380,626
----------------------------------------------------------------------------------------------------

                                   EXHIBIT "C"

                         CONVERTIBLE DEBENTURE AGREEMENT



                            10% CONVERTIBLE DEBENTURE

     NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


[No. ____]                                                   $1,680,000

                            SECURITY BIOMETRICS, INC.

                   10% CONVERTIBLE DEBENTURE DUE JUNE 30, 2003


     THIS DEBENTURE is issued by SECURITY BIOMETRICS, INC., a Nevada corporation (the "Company"), of $1,680,000 principal amount of 10% Convertible Debentures due June 30, 2003 (the "Convertible Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to EDINBURGH INVESTMENTS LLC, or permitted assigns (the "HOLDER"), the principal sum of ONE MILLION SIX HUNDRED EIGHTY THOUSAND AND 00/100 (US $1,680,000) DOLLARS on June 30, 2003 (the "MATURITY DATE"), together with interest on the unpaid principal amount of this Debenture at the rate of 10% per annum. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue daily on the basis of a 365 day year until payment in full of the principal sum has been made or duly provided for. Interest on this Debenture is payable on September 30th, December 31st, March 31st and June 30th (each, an "Interest Payment Date") or until the entire principal amount of this Debenture has been paid. Interest on this Debenture will be paid in cash. The Company will make all payments of principal or accrued interest on this Debenture, less any amounts required by law, to be deducted, to the registered holder of this Debenture at the address last appearing on the Debenture register maintained by the Company (the "Debenture Register") as designated in writing by the Holder from time to time. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check, plus any amounts so deducted. If the Maturity Date or any Interest Payment Date is not a business day in the State of Nevada, then such payment shall be made on the next succeeding business day.

     This Debenture is subject to the following additional provisions:

     1. WITHHOLDING AND ISSUANCE TAXES. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith. The issuance of certificates for shares of common stock, $.001 par value (the "Common Stock"), of the Company upon conversion of this Debenture shall be made without charge to the Holder for any United States issuance tax in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Debenture.

     2. TRANSFER OF DEBENTURE. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Debenture has been executed and delivered pursuant to an agreement among the Company, the original Holder, SBTI Acquisition Corporation, and Datadesk Technologies, Inc. (the "PURCHASE AGREEMENT"), and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

     3. CONVERSION. The Holder of this Debenture is entitled, at its option, to convert, at any time after the initial issuance of the Convertible Debentures, the Principal Amount of this Debenture or any portion thereof, together with accrued and unpaid interest on such Principal Amount, into shares of Common Stock as follows:

          (a)  RIGHT TO CONVERT.

               Subject to the terms, conditions, and restrictions of this
Section 3, at any time after the initial issuance of the Convertible Debentures, the Holder of this Debenture shall have the right to convert all or any portion of the Principal Amount of this Debenture, together with the accrued and unpaid interest on such Principal Amount so converted, into that number of fully-paid and nonassessable shares of Common Stock (rounded to the nearest whole share in accordance with Subsection 3(e)), at the Conversion Rate (as defined below).

          (b) CONVERSION RATE AND OTHER DEFINITIONS. The number of shares of Common Stock issuable upon conversion of all or any portion of the Principal Amount of this Debenture pursuant to Subsection (3)(a) shall be determined according to the following formula (the "CONVERSION RATE"):

                           Conversion Amount
                           -----------------
                           Conversion Price

          For purposes of this Debenture, the following terms shall have the following meanings:

          "CONVERSION AMOUNT" means that portion of this Debenture being converted by such Holder.

          "CONVERSION PRICE" means, as of any Conversion Date or other date of determination, $0.30 per share.

          (c) CONVERSION NOTICE. The Holder of this Debenture may exercise its conversion right by giving a written conversion notice in the form of Exhibit A hereto (the "CONVERSION NOTICE") to the Company's transfer agent for its Common Stock, as designated by the Company from time to time (the "TRANSFER AGENT"),
(x) by facsimile or (y) by registered mail or overnight delivery service, with a copy by facsimile to the Company. Upon receipt of a conversion notice from the Holder, the Company shall make a notation on the Debenture Register as to the remaining outstanding principal amount of the Debentures registered in the name of the Holder which shall be conclusive and binding upon the Holder. Promptly, but in no event more than five (5) Trading Days after the receipt of a Conversion Notice converting the entire unpaid Principal Amount of this Debenture, the Holder of this Debenture shall surrender this Debenture to the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Convertible Debentures).

          (d)  ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED.

          Promptly, but in no event more than three (3) Trading Days after the receipt of the Conversion Notice referred to in Subsection 3(c), the Transfer Agent shall issue and deliver, or the Company shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which this Debenture has been converted. In the alternative, if the Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Transfer Agent. The rights of the Holder of this Debenture shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

          (e) FRACTIONAL SHARES. The Company shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of this Debenture by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall cause the Transfer Agent to issue one whole share of Common Stock in respect of such fraction of a share of Common Stock.

          (f) ADJUSTMENT TO CONVERSION PRICE; DILUTION AND OTHER EVENTS. In order to prevent dilution of the rights granted under this Debenture, the Conversion Price will be subject to adjustment from time to time as provided in this Subsection 3(f).

               (i) ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (ii) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive

(either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Debenture, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Debenture been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this Section 3(f) will thereafter be applicable to this Debenture (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price in accordance with Subsection 3(f)(i) using the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the Holder), the obligation to deliver to each holder of Convertible Debentures such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (iii) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Subsection 3(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders this Debenture and the other holders of Convertible Debentures; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 3(f).


     4.   REDEMPTION.

          (a) REDEMPTION AT THE OPTION OF THE COMPANY. If at any time after the initial issuance of the Convertible Debentures, the average of the Bid Prices of the Common Stock for the preceding 30 consecutive Trading Days has been at least $4.00 per share, the Company, upon notice delivered to the holders of the then outstanding Convertible Debentures in the manner provided in Subsection 4(b), may redeem all (but not less then all) the Convertible Debentures (but only with respect to the Principal Amount as to which such holders have not theretofore furnished a Conversion Notice in compliance with Subsection 3(c), at a price (the "Optional Redemption Price") equal to the greater of (i) the sum of (a) 110% of the Principal Amount and (b) the accrued interest thereon.

          (b)  NOTICE OF REDEMPTION.

               (i) Notice of redemption pursuant to Subsection 4(a) (the "Redemption Notice") shall be provided by the Company to the Holder in writing (by registered mail or overnight courier at the Holder's last address appearing in the Debenture Register at least thirty (30) days prior to the date stipulated by the Company for the redemption of the Convertible Debentures (the "Redemption Date"), which notice shall specify the Redemption Date and refer to Subsection 4(a) and this Subsection 4(b).

               (ii) Upon receipt of the Redemption Notice, the Holder shall have the option, at its sole election, to specify what portion of the Convertible Debentures called for redemption in the Redemption Notice shall be redeemed as provided in Subsection 4(a) or converted into Common Stock in the manner provided in Subsection 3(a). If the Holder elects to convert any portion of the Convertible Debentures, then such conversion shall take place on the Conversion Date specified by the Holder, but in no event after the Redemption Date, in accordance with the terms of Subsection 3(a).

          (c) SURRENDER OF CONVERTIBLE DEBENTURES. Upon any redemption of this Convertible Debenture pursuant to Subsection 4(e), the Holder shall either deliver the Convertible Debenture by hand to the Company at its principal executive offices or surrender the same to the Company at such address by express courier. Payment of the Redemption Price specified in Subsection 4(a) shall be made by the Company to the Holder against receipt of the Convertible Debentures by wire transfer of immediately available funds to such account(s) as the Holder shall specify in writing to the Company. If payment of such Redemption Price is not made in full by the Redemption Date, the Holder shall again have the right to convert the Convertible Debentures as provided in
Section 3(a) hereof.

     5.   NOTICES. In case at any time:

          (a) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

          (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

          (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another entity or entities; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by telex or facsimile or by recognized overnight delivery service, addressed to the Holder at the address of the Holder as shown on the books of the Company, (i) at least 30 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     6. STOCK TO BE RESERVED. The Company has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding Convertible Debentures, assuming immediate conversion. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of all of its Convertible Debentures as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all Convertible Debentures. The Company covenants that all shares of Common Stock that shall be so issued shall be duly and validly issued, fully-paid and non assessable. The Company will take all such action as may be so taken without violation of any applicable law or regulation to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of all Convertible Debentures. The Company will not take any action that results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Debenture would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

     7.   DEFAULT AND REMEDIES.

          (a) EVENT OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT":

               (i) the Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of five (5) days; or

               (ii) any of the representations or warranties made by the Company herein, in the Purchase Agreement, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Purchase Agreement, shall be false or misleading in any material respect at the time made; or


               (iii) the Company shall (A) admit in writing its inability to pay its debts generally as they mature; (B) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (C) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

               (iv) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

               (v) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
     (60) days thereafter; or

               (vi) any money judgment, writ or warrant of attachment, or similar process in excess of One Million ($1,000,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five
     (5) days prior to the date of any proposed sale hereunder; or

               (vii) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty
     (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering, a petition filed in any such proceeding.


          (b) REMEDIES. Upon the occurrence and during the continuance of any Event of Default, the Holder may declare this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     8. PAYMENT OBLIGATION UNCONDITIONAL. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock, herein prescribed. This Debenture is a direct obligation of the Company.

     9. NO RECOURSE TO STOCKHOLDERS, ETC. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     10. NO RIGHTS AS STOCKHOLDER. No provision of this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     11. DEFINITIONS. As used in this Debenture, the term "Common Stock" shall mean and include the Company's authorized common stock, no par value, as constituted on the issuance date of this Debenture, and shall also include any capital stock of any class of the Company thereafter authorized that shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares of Common Stock receivable upon conversion of this Debenture shall include only shares designated as Common Stock of the Company on the issuance date of this Debenture, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for in Sections 3(f) and (g). Any capitalized terms used in this Debenture but not defined herein shall have the meanings set forth in the Purchase Agreement.

     12. LOSS, THEFT, DESTRUCTION OF DEBENTURE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (which shall not include the posting of any bond), or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, one or more new Debentures of like tenor. This Debenture shall be held and owned upon the express condition that the provisions of this Section 12 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     13. RECORD OWNER. The Company may deem the person in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat such person as, the absolute owner of this Debenture for the purpose of conversion of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion so made.

     14. REGISTER. The Company shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Company itself, for the registration of Convertible Debentures. Upon any transfer of this Debenture in accordance with the provisions hereof, the Company shall register or cause the transfer agent to register such transfer on the Convertible Debenture register.

     15. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of this Debenture and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of this Debenture shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     16. CONSTRUCTION. This Debenture shall be deemed to be jointly drafted by the Company and the initial Holders of the Convertible Debentures and shall not be construed against any person as the drafter hereof.

     17. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder of this Debenture in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof (except to the extent that such power, right or privilege must, in accordance with the terms of this Debenture, be exercised within a specified period of time and such period of time has lapsed without such power, right or privilege being exercised), nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     18. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the parties consents to the jurisdiction of the Nevada or the state courts of the State of Nevada, in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     19. REGISTRATION RIGHTS. If (but without any obligation to do so) the Purchaser proposes to register (including for this purpose a registration effected by the Company for other Purchaser shareholders) any of its stock under the Securities Act of 1933 in connection with the public offering of such securities, the Purchaser shall, at such time, cause to be registered all of the shares issuable upon conversion of with this Agreement. If no registration occurs prior to June 30, 2003, the Purchaser agrees register such shares upon written demand of Holder and, if applicable, assist the Holder remove all legends restricting the re-selling of its shares of the Purchaser.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  June ____, 2002                     SECURITY BIOMETRICS, INC.


                                            By:_________________________________

                                               Name:  Ken Barr
                                               Title: President and Chief
                                                      Executive Officer


Attest:


________________________________
Secretary

                                    EXHIBIT A
                       TO CONVERTIBLE DEBENTURE AGREEMENT


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)

     The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of Security Biometrics, Inc. (the "Company") according to the conditions hereof, as of the date written below.


Date of Conversion _____________________________________________________________


Applicable Conversion Price  ___________________________________________________


Accrued Interest________________________________________________________________


Number of shares to be issued:__________________________________________________


Signature_______________________________________________________________________
                                     [Name]


Address for delivery of shares or DTC account number for deposit of shares:


________________________________________________________________________________

                                   EXHIBIT "D"
                       LIST OF APPROVED PAYMENTS BY LENDER


1.   The principal balance of the Loans ($1,103,000).


2. Actual interest, fees penalties and other costs and expenses paid to Key Bank to acquire the Loans ($37,500).


3.   Cash advanced to Seller by Lowney and Kuznick ($50,000).


4.   Repayment of loan without interest from Peter Rettman to Datadesk
     ($25,000).


5. Actual amounts advanced to settle other Seller obligations as required to complete the Transactions. These are items are currently Seller liabilities. The only item currently identified in this category is $39,000 due to Cairncross & Hempelmann, P.S. which has been settled for a cash payment of $20,000. No other payments will be made under this provision without the prior written agreement of Purchaser. ($20,000).


6.   Actual Transaction costs advanced on behalf of Seller. ($95,000.00)


7.   Working capital to be retained by the Lender is $10,000.


8. Any additional amounts advanced at the request of Purchaser and Seller, including without limitation $15,000 agreed upon by Purchaser, Seller and Lender on June 20, 2002. ($15,000).


9.   Loan commissions paid to Wayne Taylor ($19,100).

                                   EXHIBIT "E"


                  PAYMENT INSTRUCTIONS FOR LENDER TO PURCHASER


                               WIRING INSTRUCTIONS

                                      HSBC
                              1577 LONSDALE BRANCH
                            NORTH VANCOUVER BC CANADA
                                BRANCH NUMBER 016
                            ACCOUNT NUMBER 098921 070
                            SWIFT BIC CODE HJKBCCATT

                                   EXHIBIT "F"

       LIST OF ASSETS AND LOCATION OF ASSETS OF DATADESK TECHNOLOGIES INC.

---------------------------------------------------------------------------------------------
DESCRIPTION OF ASSET                  COST              BOOK VALUE            LOCATION
---------------------------------------------------------------------------------------------
Mac 101 Mold                          $140,000                $0         Datadesk
---------------------------------------------------------------------------------------------
Trackboard/Numeric Keypad &            $45,000                $0         Idaho
Keycap Mold
---------------------------------------------------------------------------------------------
Smartboard                            $150,000                $0         Taiwan - Pan Pacific
---------------------------------------------------------------------------------------------
Littlefingers Enclosures &            $250,000                $0         Taiwan - Pan Pacific
Keycap Molds
---------------------------------------------------------------------------------------------
Trackboard Trackball Mold              $15,000                $0         Taiwan - Pan Pacific
---------------------------------------------------------------------------------------------
Keyboard - PCB Tooling                 $15,000                $0         Taiwan - Pan Pacific
---------------------------------------------------------------------------------------------
Office Equipment                       $26,000           $17,000         Datadesk
---------------------------------------------------------------------------------------------
Computer Equipment                     $33,000           $18,000         Datadesk
---------------------------------------------------------------------------------------------
Equipment General                      $27,000            $8,000         Datadesk
---------------------------------------------------------------------------------------------
Little Fingers Patent                                                    Datadesk
---------------------------------------------------------------------------------------------
Smartboard Patent                                                        Datadesk
---------------------------------------------------------------------------------------------
Mini-Keyboard Intellectual            $275,000                           Datadesk
Property (Exclusive Technology
License Agreement
---------------------------------------------------------------------------------------------
Misc. Inventory                    $108,793.89       $108,793.89         Datadesk
---------------------------------------------------------------------------------------------

                                   EXHIBIT "G"

              AGED LISTING OF LIABILITIES INCLUDING COMMITMENTS AND CONTINGENT LIABILITIES OF DATADESK TECHNOLOGIES INC.
                                  AND COMMENTS

---------------------------------------------------------------------------------------------
DESCRIPTION OF LIABILITY/                AMOUNT        AGING IN       COMMENTS
COMMITMENT/CONTINGENCY                                   DAYS
---------------------------------------------------------------------------------------------
Alt Software Inc.                      $16,800.00        31-60
---------------------------------------------------------------------------------------------
Gary Anderson                           $1,306.23         90+
---------------------------------------------------------------------------------------------
AT&T Long Distance                        $426.66         0-30
---------------------------------------------------------------------------------------------
AT&T Wireless                             $188.73         0-30
---------------------------------------------------------------------------------------------
Eric Bailey                             $1,461.00         90+
---------------------------------------------------------------------------------------------
Bainbridge Disposal                        $33.88        31-60
---------------------------------------------------------------------------------------------
Bainbridge Floor Covering                 $445.00         90+
---------------------------------------------------------------------------------------------
CMP Media LLC                          $23,885.00         90+
---------------------------------------------------------------------------------------------
Nancy Cote                                $600.00         90+
---------------------------------------------------------------------------------------------
Data Specialties Co Ltd                $52,792.58         90+
---------------------------------------------------------------------------------------------
Digi-Key Corporation                       $82.88         0-30
---------------------------------------------------------------------------------------------
Fairbrother & Co                      $104,040.12         90+         The third party
                                                                      publications listed may
(CMP) Tech Learning                                                   bring suit to collect
                                                                      on this debt.
ESchool News

Media & Methods

New Yorker
---------------------------------------------------------------------------------------------
Federal Express Corp                      $116.79        31-60
---------------------------------------------------------------------------------------------
Richard Feutz                             $592.44         90+
---------------------------------------------------------------------------------------------
Andre Frye                              $2,785.58         90+
---------------------------------------------------------------------------------------------
Hecny Transportation Inc.               $5,867.27         90+
---------------------------------------------------------------------------------------------
IDG World Expo                          $6,750.00         90+
---------------------------------------------------------------------------------------------
NECC 2002 Exhibits                      $1,200.00         90+
---------------------------------------------------------------------------------------------
Nuhill Technologies, Inc.               $5,185.00         90+         This debt has been
                                                                      turned over to a
                                                                      collection agency.
---------------------------------------------------------------------------------------------
Office Lease                                                          Continuing liability.
---------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
DESCRIPTION OF LIABILITY/                AMOUNT        AGING IN       COMMENTS
COMMITMENT/CONTINGENCY                                   DAYS
----------------------------------------------------------------------------------------------
Olympic Paper                             $418.12        31-60
----------------------------------------------------------------------------------------------
Pan Pacific Data                      $212,944.00         90+
----------------------------------------------------------------------------------------------
Partner Tech USA, Inc.                 $16,712.00         90+
----------------------------------------------------------------------------------------------
Patrick M. Dwyer PC                     $2,495.20        61-90
----------------------------------------------------------------------------------------------
Pivot Group, Inc.                      $62,952.95         90+         Seller has received a
                                                                      demand letter for
                                                                      payment from Pivot
                                                                      Group, Inc.'s attorney.
----------------------------------------------------------------------------------------------
Plastic Model Engineering               $1,999.28         0-30
----------------------------------------------------------------------------------------------
Productivity, Inc.                      $2,600.00         90+
----------------------------------------------------------------------------------------------
Quinn Brein                            $13,815.72         90+
----------------------------------------------------------------------------------------------
Qwest Communications Q                    $339.45         0-30
----------------------------------------------------------------------------------------------
Radar, Inc.                                $72.80         0-30
----------------------------------------------------------------------------------------------
Larry Reich (Digital Age                $5,000.00         90+         The amount of this debt
Communications)                                                       is in dispute; Digital
                                                                      age communications
                                                                      claims that the debt is
                                                                      in excess of $20,000.
                                                                      The parties may litigate
                                                                      this matter.
----------------------------------------------------------------------------------------------
Rusty Rice                                $143.88         90+
----------------------------------------------------------------------------------------------
Seligmann & Beckermann                  $9,771.96         90+
----------------------------------------------------------------------------------------------
Sound Reprographics, Inc.                 $287.53        31-60
----------------------------------------------------------------------------------------------
TCEA 2002 Ventura Education               $700.00         90+
----------------------------------------------------------------------------------------------
UPS (United Parcel Service)             $2,027.35        31-60
----------------------------------------------------------------------------------------------
                      TOTAL           $594,600.01
----------------------------------------------------------------------------------------------

                                   EXHIBIT "H"

                        LIST OF EMPLOYEES AND CONSULTANTS


--------------------------------------------------------------------------------
NAME                         SALARY          START DATE         DATADESK OPTIONS
--------------------------------------------------------------------------------
Robert Solomon               100,000            1997                  None
--------------------------------------------------------------------------------
Andre Frye                    40,000            1997                100,000
--------------------------------------------------------------------------------
Rick Feutz                    75,000            2000                  None
--------------------------------------------------------------------------------
Kegan Riley                   18,000            2000                  None
--------------------------------------------------------------------------------
Miranda Serrano               18,000            2000                  None
--------------------------------------------------------------------------------
Julie Solomon                 24,000            1997                  None
--------------------------------------------------------------------------------

                                   EXHIBIT "I"

                              OFFICER'S CERTIFICATE
                                       OF
                           DATADESK TECHNOLOGIES, INC.


     This Certificate is being furnished pursuant to the Agreement and Plan of Merger, dated as of June ____, 2002 (the "Agreement"), by and among Datadesk Technologies, Inc. (the "Company"), Security Biometrics, Inc., SBTI Acquisition Corporation, and Edinburgh Investments LLC. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

     The undersigned, Robert Solomon, the President of the Company, hereby certifies that:

1. The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects at and as of the date hereof as though made on the date hereof.

2. The Company has, in all material respects, performed and complied with all covenants, agreements, and conditions required by the Agreement to be performed or complied with by it on or before the Closing.

     The undersigned has made and executed this Officer's Certificate as of the ___th day of June 2002.


                                       DATADESK TECHNOLOGIES, INC.



                                       By: _____________________________________
                                           Robert Solomon, President

                                   EXHIBIT "J"

                          SELLER INCUMBENCY CERTIFICATE

     This Certificate is being furnished pursuant to the Agreement and Plan of Merger, dated as of June __, 2002 (the "Agreement"), by and among Datadesk Technologies, Inc. (the "Company"), Security Biometrics, Inc., SBTI Acquisition Corporation and Edinburgh Investments LLC. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. By signing below, I, Robert Solomon, President and Secretary of Datadesk Technologies, Inc., hereby certify that:

     1. I am the duly elected and acting Secretary of the Company, a corporation organized and existing in good standing under the laws of the state of Washington;

     2. Attached as Exhibit A is a true and correct copy of resolutions which were duly adopted by unanimous consent of the Board of Directors of the Company on June 6, 2002.

     3. The attached resolutions have not been amended, rescinded or modified and are in full force and effect on this date in the form originally adopted, and conform with the Articles of Incorporation and By-Laws of the Company; and

     4. The Articles of Incorporation dated May 20, 1997, as amended June 26, 1997, and corrected October 3, 1997, and the By-Laws dated June 24, 1997, as amended January 1, 2002, all of which were previously submitted to Purchaser, have not been amended or modified and are in full force and effect on this date. No actions have been taken to proceed with any dissolution or liquidation of the Corporation.

     5. The following persons are duly elected, qualified and acting officers of the Corporation in the capacity indicated, and the signatures set forth after their names and titles are their true and genuine signatures:


NAME                    OFFICE                           SIGNATURE
----                    ------                           ---------

Robert Solomon          President and Secretary          _______________________



     Dated as of this _____ day of June, 2002.



______________________________________________________
Robert Solomon, President and Secretary of the Company

                                   EXHIBIT "K"

                              OFFICER'S CERTIFICATE
                                       OF
                            SECURITY BIOMETRICS, INC.


     This Certificate is being furnished pursuant to the Agreement and Plan of Merger, dated as of June __, 2002 (the "Agreement"), by and among Datadesk Technologies, Inc., Security Biometrics, Inc. ("SBTI"), SBTI Acquisition Corporation and Edinburgh Investments LLC. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

     The undersigned, Ken Barr, the President of SBTI, hereby certifies that:

1. The representations and warranties of SBTI set forth in the Agreement are true and correct in all material respects at and as of the date hereof as though made on the date hereof.

2. SBTI has, in all material respects, performed and complied with all covenants, agreements, and conditions required by the Agreement to be performed or complied with by it on or before the Closing.

     The undersigned has made and executed this Officer's Certificate as of the __th day of June, 2002.


                                            SECURITY BIOMETRICS, INC.



                                            By: ________________________________
                                                Ken Barr, President

                                   EXHIBIT "L"

                        PURCHASER INCUMBENCY CERTIFICATE

     This Certificate is being furnished pursuant to the Agreement and Plan of Merger, dated as of June __, 2002 (the "Agreement"), by and among Datadesk Technologies, Inc., Security Biometrics, Inc. ("SBTI"), SBTI Acquisition Corporation, and Edinburgh Investments LLC. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. By signing below, I, Ken Barr, President of SBTI, hereby certify that:

     1. I am the duly elected and acting President of SBTI, a corporation organized and existing in good standing under the laws of the state of Nevada;

     2. Attached as Exhibit A is a true and correct copy of resolutions which were duly adopted:

     ___ by unanimous consent of the Board of Directors of SBTI on ____________, 2002.

     ___ by resolution of the Board of Directors of SBTI at a meeting held on
_______________, 2002.

     3. The attached resolutions have not been amended, rescinded or modified and are in full force and effect on this date in the form originally adopted, and conform with the Articles of Incorporation and By-Laws of SBTI; and

     4. The Articles of Incorporation dated __________ [as amended __________], and the By-Laws dated ______________ [as amended _______________], all of which were previously submitted to Seller, have not been amended or modified and are in full force and effect on this date. No actions have been taken to proceed with any dissolution or liquidation of SBTI.

     5. The following persons are duly elected, qualified and acting officers or authorized agents of SBTI in the capacity indicated, and the signatures set forth after their names and titles are their true and genuine signatures:


NAME                   OFFICE                              SIGNATURE
----                   ------                              ---------

Ken Barr               President                           ____________________



     Dated as of this _____ day of June, 2002.

_______________________________________________
Ken Barr, President of Security Biometrics, Inc.

                                   EXHIBIT "M"

                              MANAGER'S CERTIFICATE
                                       OF
                            EDINBURGH INVESTMENTS LLC

     This Certificate is being furnished pursuant to the Agreement and Plan of Merger, dated as of June __, 2002 (the "Agreement"), by and among Datadesk Technologies, Inc., Security Biometrics, Inc., SBTI Acquisition Corporation and Edinburgh Investments LLC ("Edinburgh"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

     The undersigned, Peter Rettman, the sole manager of Edinburgh, hereby certifies that:

1. The representations and warranties of Edinburgh set forth in the Agreement are true and correct in all material respects at and as of the date hereof as though made on the date hereof.

2. Edinburgh has, in all material respects, performed and complied with all covenants, agreements, and conditions required by the Agreement to be performed or complied with by it on or before the Closing.

     The undersigned has made and executed this Manager's Certificate as of the __th day of June, 2002.

                                   EDINBURGH INVESTMENTS LLC

                                    By: ________________________________________
                                        Peter Rettman, Manager

                                   EXHIBIT "N"

                          LENDER INCUMBENCY CERTIFICATE

     This Certificate is being furnished pursuant to the Agreement and Plan of Merger, dated as of June __, 2002 (the "Agreement"), by and among Datadesk Technologies, Inc., Security Biometrics, Inc., SBTI Acquisition Corporation, and Edinburgh Investments LLC ("Edinburgh"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. By signing below, I, Peter Rettman, Manager of Edinburgh, hereby certify that:

     1. I am the duly elected and acting Manager of Edinburgh, a limited liability company organized and existing in good standing under the laws of the state of Washington;

     2. Attached as Exhibit A is a true and correct copy of resolutions which were duly adopted by unanimous consent of the Manager on June 25, 2002.

     3. The attached resolutions have not been amended, rescinded or modified and are in full force and effect on this date in the form originally adopted, and conform with the charter documents for Edinburgh; and

     4. The Limited Liability Operating Agreement dated May 15, 2002 has not been amended or modified and is in full force and effect on this date. No actions have been taken to proceed with any dissolution or liquidation of Edinburgh.

     5. The following persons is the duly elected, qualified and acting manager of Edinburgh, and the signatures set forth after their names and titles are their true and genuine signatures:


NAME                   OFFICE                              SIGNATURE
----                   ------                              ---------

Peter Rettman          Manager                             ____________________



     Dated as of this _____ day of June, 2002.

_________________________________________
Peter Rettman, Manager of Edinburgh

                                   EXHIBIT "O"

                                  SBTI OPTIONS

Name of Option      Number of SBTI         Exercise         Vesting Schedule
    Holder         Shares Subject to        Price
                    Option Agreement
--------------------------------------------------------------------------------
Rick Feutz              200,000              $0.11     Immediately 50% vested,
                                                       with the remaining 50% to
                                                       vest as provided in the
                                                       stock option agreement.
--------------------------------------------------------------------------------
Andre Frye              100,000              $0.11     Immediately 50% vested,
                                                       with the remaining 50% to
                                                       vest as provided in the
                                                       stock option agreement.
--------------------------------------------------------------------------------
Elihu Rubin              50,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
Wolfgang Struss          45,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
Eric Bailey              25,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
Add2Ventures             20,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
Hans Van Haute           20,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
Kin Seto                 20,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
Nancy Cote               10,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
Patrick Dwyer            10,000              $0.11     Immediately 100% vested
--------------------------------------------------------------------------------
            Total       500,000
--------------------------------------------------------------------------------


                                   EXHIBIT "P"

                               ALLOCATION SCHEDULE

     Conversion ratio: 1:1.3125

     1 share of Seller Common Stock = 1.3125 shares of Purchaser Common Stock


-------------------------------------------------------------------------------------------------
         NAME OF SELLER SHAREHOLDER            SELLER COMMON STOCK HELD   PURCHASER COMMON STOCK
                                                    BY SHAREHOLDER            TO BE ISSUED TO
                                                                               SHAREHOLDER
-------------------------------------------------------------------------------------------------
Add2Ventures, LLC                                        17,364                   22,791
-------------------------------------------------------------------------------------------------
Alhadeff, N. Jack                                        25,000                   32,813
-------------------------------------------------------------------------------------------------
Bailey, Eric                                             25,000                   32,813
-------------------------------------------------------------------------------------------------
Barber, Fred                                             25,000                   32,813
-------------------------------------------------------------------------------------------------
Barrat, Steven B. and Hedy E., JTWROS                    25,000                   32,813
-------------------------------------------------------------------------------------------------
Bauer, Alan L.                                           50,000                   65,625
-------------------------------------------------------------------------------------------------
Berman, Stanley                                          50,000                   65,625
[issued to: B'Nai B'rith Foundation of U.S.]
-------------------------------------------------------------------------------------------------
Breyer, Janice K.                                        85,000                  111,563
-------------------------------------------------------------------------------------------------
Burg, William                                            40,000                   52,500
-------------------------------------------------------------------------------------------------
Campbell, Joe M.                                        200,000                  262,500
-------------------------------------------------------------------------------------------------
Cancro, Robert H. and Jane I., JTWROS                    54,000                   70,875
-------------------------------------------------------------------------------------------------
Carelton, William                                           940                    1,234
-------------------------------------------------------------------------------------------------
Cerretti, Doug                                           20,000                   26,250
-------------------------------------------------------------------------------------------------
Cohen, Michael                                           25,000                   32,813
[issued to: DeCastro, West & Chodorow, Inc.]
-------------------------------------------------------------------------------------------------
Davis, Paul                                              15,000                   19,688
-------------------------------------------------------------------------------------------------
Epstein, Edward                                          70,000                   91,875
[issued to: Edward Epstein DDS, PS Profit
Sharing Plan & Trust]
-------------------------------------------------------------------------------------------------
Ericksen, Christian                                     130,000                  170,625
-------------------------------------------------------------------------------------------------
Erlitz, Joel S.                                          45,000                   59,063
-------------------------------------------------------------------------------------------------
Fairbrother                                              20,000                   26,250
-------------------------------------------------------------------------------------------------
Frankel, William                                        156,250                  205,079
-------------------------------------------------------------------------------------------------
Frye, Andre                                             100,000                  131,250
-------------------------------------------------------------------------------------------------
Garrow, Janet E.                                            868                    1,140
-------------------------------------------------------------------------------------------------
Grashin, David and Deborah, JTWROS                       25,000                   32,813
-------------------------------------------------------------------------------------------------
Holm, Paul                                               25,000                   32,813
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
         NAME OF SELLER SHAREHOLDER            SELLER COMMON STOCK HELD   PURCHASER COMMON STOCK
                                                    BY SHAREHOLDER            TO BE ISSUED TO
                                                                               SHAREHOLDER
-------------------------------------------------------------------------------------------------
Hsu, Tony                                                50,000                   65,625
-------------------------------------------------------------------------------------------------
Kusnick, Gregory and Karen Gustafson                    550,000                  721,875
-------------------------------------------------------------------------------------------------
Landon, John Drew                                        25,000                   32,813
-------------------------------------------------------------------------------------------------
Lowney, Gregory C. and Mary Anne K. Snyder,             630,000                  826,875
JTWROS
-------------------------------------------------------------------------------------------------
McCormick, Robert                                        97,500                  127,969
-------------------------------------------------------------------------------------------------
Merlino, Gary                                            50,000                   65,625
-------------------------------------------------------------------------------------------------
Merlino, Donald J.                                       50,000                   65,625
-------------------------------------------------------------------------------------------------
Moeller, Mark M. and Melissa M.                          25,000                   32,813
-------------------------------------------------------------------------------------------------
Mohler, George and Marion, JTWROS                        25,000                   32,813
-------------------------------------------------------------------------------------------------
Murphy, William J.                                          828                    1,087
-------------------------------------------------------------------------------------------------
Nemitz, Jeffrey J. and Marsh J., Joint Tenants           30,000                   39,375
-------------------------------------------------------------------------------------------------
Nusser, Dennis                                           20,000                   26,250
[issued to: Dennis Nusser IRA, National
Securities C/F]
-------------------------------------------------------------------------------------------------
Nusser, Margaret                                         20,000                   26,250
[issued to: Margaret Nusser IRA, National
Securities C/F]
-------------------------------------------------------------------------------------------------
Padgett, Charles A.                                      15,000                   19,688
[issued to: Charles A. Padgett, Jr. Revocable
Trust]
-------------------------------------------------------------------------------------------------
Pivot                                                    29,126                   38,228
-------------------------------------------------------------------------------------------------
Polack, James, as his separate estate                    50,000                   65,625
-------------------------------------------------------------------------------------------------
Quinn-Bryan                                              12,000                   15,750
-------------------------------------------------------------------------------------------------
Reich, Arnold                                            15,000                   19,688
-------------------------------------------------------------------------------------------------
Rettman, Peter                                        1,007,500                1,322,344
-------------------------------------------------------------------------------------------------
Ringgenberg, Robert L.                                  160,000                  210,000
[- 125,000 shares issued to: Robert L.
Ringgenberg
- 35,000 shares issued to: Ringgenberg
Investments, LP]
-------------------------------------------------------------------------------------------------
Rips, Bruce Philip                                       12,500                   16,407
-------------------------------------------------------------------------------------------------
Robin, Joseph                                            35,000                   45,938
-------------------------------------------------------------------------------------------------
Rosencrantz, David R.                                                            465,938
[- 330,000 shares issued to: David R.
Rosencrantz
- 25,000 shares issued to: David Rosencrantz
IRA, National Securities Corporation,
Custodian]                                              355,000
-------------------------------------------------------------------------------------------------
Rubin, Elihu                                             25,000                   32,813
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
         NAME OF SELLER SHAREHOLDER            SELLER COMMON STOCK HELD   PURCHASER COMMON STOCK
                                                    BY SHAREHOLDER            TO BE ISSUED TO
                                                                               SHAREHOLDER
-------------------------------------------------------------------------------------------------
Schwartz, William A.                                     50,000                   65,625
[issued to: National Securities Cp. C/F
William A. Schwartz IRA]
-------------------------------------------------------------------------------------------------
Seligmann, Eugene                                        50,000                   65,625
-------------------------------------------------------------------------------------------------
Selipsky, Herbert                                       200,000                  262,500
-------------------------------------------------------------------------------------------------
Shawley, Steve                                            5,000                    6,563
-------------------------------------------------------------------------------------------------
Sheehan, Michael                                         20,000                   26,250
-------------------------------------------------------------------------------------------------
Smith Brown & Co.                                        25,000                   32,813
-------------------------------------------------------------------------------------------------
Soldano, Michael                                         50,000                   65,625
-------------------------------------------------------------------------------------------------
Solomon, Robert L.                                    2,474,250                3,247,454
-------------------------------------------------------------------------------------------------
Spitzer, Jack J.                                        210,000                  275,625
-------------------------------------------------------------------------------------------------
Spitzer, Robert B.                                       25,000                   32,813
-------------------------------------------------------------------------------------------------
Spitzer Family Foundation                                50,000                   65,625
-------------------------------------------------------------------------------------------------
Struss, Wolfgang                                        435,000                  570,938
-------------------------------------------------------------------------------------------------
Talley, Audrey R.                                        12,500                   16,407
-------------------------------------------------------------------------------------------------
Thompson, David W.                                      135,000                  177,188
[- 100,00 shares issued to: National
Securities c/f David Thompson SEP IRA
- 35,000 shares issued to: David W. Thompson]
-------------------------------------------------------------------------------------------------
Veal, Rory                                               20,000                   26,250
-------------------------------------------------------------------------------------------------
Weiss, Renee (Trust U/W)                                 50,000                   65,625
-------------------------------------------------------------------------------------------------
Weiss, Peter                                             25,000                   32,813
-------------------------------------------------------------------------------------------------
Willner, Andrew                                          25,000                   32,813
-------------------------------------------------------------------------------------------------
                                      TOTAL           8,380,626               10,999,590
-------------------------------------------------------------------------------------------------

                                   EXHBIT "Q"

                            AGED RECEIVABLES SUMMARY

-------------------------------------------------------------------------------------------------
             Name               Total Due        0-30        31-60        61-90        90+
-------------------------------------------------------------------------------------------------
America Online, Inc.              $(6,944.00)        $0.00        $0.00       $0.00  $(6,944.00)
-------------------------------------------------------------------------------------------------
Suzanne Brandeau                        $8.00        $8.00        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Benjie Castillo                       $210.40        $0.00        $0.00       $0.00      $210.40
-------------------------------------------------------------------------------------------------
Challenger Center                   $3,670.00        $0.00        $0.00       $0.00    $3,670.00
-------------------------------------------------------------------------------------------------
Challenger Learning Center            $149.90      $149.90        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Cinnaminson TWP Board of Ed.        $1,180.00    $1,180.00        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
City of Haverhill                      $54.95        $0.00       $54.95       $0.00        $0.00
-------------------------------------------------------------------------------------------------
D&H Distributing                   $21,672.00    $5,850.00    $5,471.00   $6,509.50    $3,841.50
-------------------------------------------------------------------------------------------------
Digital Kitchen, Inc.                 $508.00      $500.00        $0.00       $8.00        $0.00
-------------------------------------------------------------------------------------------------
Jeff Dubridge                        $(69.95)        $0.00        $0.00       $0.00     $(69.95)
-------------------------------------------------------------------------------------------------
Educational Resources               $(208.00)        $0.00        $0.00       $0.00    $(208.00)
-------------------------------------------------------------------------------------------------
Ergo Works Inc.                       $374.00      $314.00       $60.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
ErgoCanada.com                      $1,000.00        $0.00    $1,000.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Ergonomic Products                   $(52.00)        $0.00        $0.00       $0.00     $(52.00)
-------------------------------------------------------------------------------------------------
Ergonomic Resources Inc.               $86.00        $0.00        $0.00       $0.00       $86.00
-------------------------------------------------------------------------------------------------
Glens Falls High School                $57.95        $0.00       $57.95       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Granada Learning Ltd. / SEMERC         $20.00        $0.00       $20.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Hapgood Elementary                     $77.95        $0.00        $0.00       $0.00       $77.95
-------------------------------------------------------------------------------------------------
Harrisburg School District             $77.95        $0.00        $0.00       $0.00       $77.95
-------------------------------------------------------------------------------------------------
Infogrip, Inc.                        $794.00      $794.00        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Ingram Micro - 10                   $9,494.88        $0.00        $0.00       $0.00    $9,494.88
-------------------------------------------------------------------------------------------------
Ingram Micro Inc.                      $83.84        $0.00        $0.00       $0.00       $83.84
-------------------------------------------------------------------------------------------------
keyalt.com                          $1,388.00        $0.00      $568.00     $337.00      $483.00
-------------------------------------------------------------------------------------------------
Kids' Stuff                          $(87.95)        $0.00        $0.00       $0.00     $(87.95)
-------------------------------------------------------------------------------------------------
Kidstation Net Effect               $3,199.00    $3,199.00        $0.00       $0.00        $0.00
Technologies
-------------------------------------------------------------------------------------------------
Lanier High                            $77.95        $0.00        $0.00       $0.00       $77.95
-------------------------------------------------------------------------------------------------
Learning Services, Inc.             $1,015.00        $0.00        $0.00       $0.00    $1,015.00
-------------------------------------------------------------------------------------------------
Macon State College                 $1,307.20        $0.00        $0.00       $0.00    $1,307.20
-------------------------------------------------------------------------------------------------
Magneti Marelli Mexico                 $25.00       $25.00        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Mr. David McCaughham                $(461.70)        $0.00        $0.00       $0.00    $(461.70)
-------------------------------------------------------------------------------------------------
Micro Center                         $(45.00)        $0.00        $0.00    $(45.00)        $0.00
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
             Name               Total Due        0-30        31-60        61-90        90+
-------------------------------------------------------------------------------------------------
MicroAge Computer Ctr                  $82.47        $0.00        $0.00       $0.00       $82.47
-------------------------------------------------------------------------------------------------
Microwarehouse, Inc.                $2,088.00    $2,128.00        $0.00       $0.00     $(40.00)
-------------------------------------------------------------------------------------------------
Net-visions.com, Inc.                 $775.00        $0.00        $0.00       $0.00      $775.00
-------------------------------------------------------------------------------------------------
Northstar Systems Inc.              $7,300.00        $0.00        $0.00       $0.00    $7,300.00
-------------------------------------------------------------------------------------------------
Ossining Union Free School Dist       $524.65        $0.00        $0.00     $524.65        $0.00
-------------------------------------------------------------------------------------------------
Palm Inc.                          $48,300.00   $24,000.00   $24,300.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
PC Connection                       $7,132.03        $0.00        $0.00       $0.00    $7,132.03
-------------------------------------------------------------------------------------------------
Rachael Pontius                        $83.96        $0.00        $0.00       $0.00       $83.96
-------------------------------------------------------------------------------------------------
Poulsbo Junior High School             $57.95        $0.00        $0.00       $0.00       $57.95
-------------------------------------------------------------------------------------------------
PS 13                                  $77.95        $0.00        $0.00       $0.00       $77.95
-------------------------------------------------------------------------------------------------
San Antonio Academy                 $1,075.00    $1,075.00        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Jamila Saudi                         $(69.95)        $0.00        $0.00       $0.00     $(69.95)
-------------------------------------------------------------------------------------------------
Scientific Sealing Technology         $149.90      $149.90        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Small Dog  Electronics               $(70.00)        $0.00        $0.00       $0.00     $(70.00)
-------------------------------------------------------------------------------------------------
St. Jeans School                       $42.95        $0.00        $0.00       $0.00       $42.95
-------------------------------------------------------------------------------------------------
Target Range Elementary                $77.95        $0.00        $0.00       $0.00       $77.95
-------------------------------------------------------------------------------------------------
Tejas Office Products                 $555.00      $555.00        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------
Terrell Wells Middle School            $87.95        $0.00        $0.00       $0.00       $87.95
-------------------------------------------------------------------------------------------------
University of California,              $77.95        $0.00        $0.00       $0.00       $77.95
Berkeley
-------------------------------------------------------------------------------------------------
University of Maryland              $(139.90)        $0.00        $0.00       $0.00    $(139.90)
-------------------------------------------------------------------------------------------------
David Waghalter                      $(69.95)        $0.00        $0.00       $0.00     $(69.95)
-------------------------------------------------------------------------------------------------
Zones Inc.                             $57.00       $57.00        $0.00       $0.00        $0.00
-------------------------------------------------------------------------------------------------

TOTAL:                            $106,859.28   $39,984.80   $31,531.90   $7,334.15   $28,008.43
-------------------------------------------------------------------------------------------------

AGING PERCENT:                                      37.40%       29.50%       6.90%       26.20%
-------------------------------------------------------------------------------------------------